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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statements No. 33-52991, No. 33-47997, No. 33-44697, No. 33-39260, No. 333-46400
and No. 333-68148 of Ramsay Youth Services, Inc. on Forms S-8 of our report dated March 14, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle), appearing in this Annual Report on Form 10-K of Ramsay Youth Services, Inc. for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

March 27, 2003